EXHIBIT 77.O
Transactions effected pursuant to Rule 10F3

HERITAGE SERIES TRUST - AGGRESSIVE GROWTH FUND

                   DATE OF         DATE OFFERING     PURCHASE                     SECURITIES     AMOUNT
   SECURITY:       PURCHASE:          COMMENCED:      PRICE:    COMMISSION:  ACQUIRED FROM:    PURCHASED:       TOTAL OFFERING:

1. Copper         May 13, 1999      May 13, 1999       21.00      $0.88       Morgan Stanley      $31,500         $84,000,000
   Mountain
   Networks

2. DLJ Direct     May 25, 1999      May 25, 1999       20.00      $0.81       Donaldson Lufkin    $30,000        $320,000,000
                                                                               & Jenrette

3. ZipLink        May 26, 1999      May 26, 1999       14.00      $0.58       Jeffries           $420,000         $49,000,000

4. Applied        April 30, 1999    April 30, 1999     16.00      $0.68       Bear Stearns        $20,000         $72,000,000
   Theory Corp

5. Goldman        May 04, 1999      May 04, 1999       53.00      $1.35       Goldman Sachs       $26,500        $193,821,000
   Sachs Group


HERITAGE SERIES TRUST - SMALL CAP STOCK FUND

                   DATE OF         DATE OFFERING     PURCHASE                  SECURITIES       AMOUNT
   SECURITY:       PURCHASE:          COMMENCED:      PRICE:    COMMISSION:  ACQUIRED FROM:    PURCHASED:       TOTAL OFFERING:

1. ZipLink        May 26, 1999      May 26, 1999       14.00      $0.58       Jeffries           $420,000        $49,000,000


HERITAGE SERIES TRUST - GROWTH EQUITY FUND

                   DATE OF         DATE OFFERING     PURCHASE                  SECURITIES       AMOUNT
   SECURITY:       PURCHASE:          COMMENCED:      PRICE:    COMMISSION:  ACQUIRED FROM:    PURCHASED:       TOTAL OFFERING:

1. Goldman Sachs  May 04, 1999      May 04, 1999       53.00      51.35       Goldman Sachs      $79,500       $193,821,000
   Group
2. DLJ Direct     May 25, 1999      May 25, 1999       20.00      50.81       Donaldson Lufkin   $50,000       $320,000,000
                                                                               & Jenrette
3. Copper         May 13, 1999      May 13, 1999       21.00      50.88       Morgan Stanley     $63,000       $84,000,000
   Mountain
   Networks
